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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the First Amended and Restated Employee Qualified Stock Purchase Plan of Rental Service Corporation of our report dated April 26, 1997 with respect to the financial statements of Brute Equipment Co. d/b/a/ Foxx Hy-Reach Company as of December 31, 1995 and 1996, and for the years then ended, included in the Registration Statement (Form S-1 No 333-26753) and related Prospectus of Rental Service Corporation for the registration of 5,520,000 shares of its common stock, filed with the Securities and Exchange Commission on May 29, 1997, which was incorporated by reference in the Current Report on Form 8-K of Rental Service Corporation, filed with the Securities and Exchange Commission on June 18, 1997.

                                   /s/ McGLADREY & PULLEN, LLP

Moline, Illinois
June 18, 1997

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